Exhibit 3.12

ARTICLES OF INCORPORATION

OF

FLEETWOOD HOMES OF ARIZONA, INC.

The undersigned, acting as incorporators of a corporation under the Arizona Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST:  The name of the corporation is

FLEETWOOD HOMES OF ARIZONA, INC.

SECOND:  The period of its duration is perpetual.

THIRD:  The purpose or purposes for which the corporation is organized are:

To engage in the transaction of any or all lawful purposes for which corporations may be incorporated under the provisions of the Arizona Business Corporation Act.

FOURTH:  A brief statement of the character of business which the corporation initially intends actually to conduct in Arizona is:

Production and sale of manufactured homes and park model trailers.

FIFTH:  The aggregate number of shares which the corporation shall have authority to issue is two hundred fifty (250) of the par value of One Hundred Dollars ($ 100.00) each.

SIXTH:  The name and address of the initial statutory agent of the corporation is:

C T Corporation
3225 North Central Avenue
Phoenix, Maricopa County,
Arizona 85012

SEVENTH:  The number of directors constituting the initial board of directors of the corporation is four (4), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Name	Address

John C. Crean	3125 Myers St.
Riverside, CA 92513

Dale T. Skinner	3125 Myers St.
Riverside, CA 92513

William W. Weide	3125 Myers St.
Riverside, CA 92513

Glenn F. Kummer	3125 Myers St.
Riverside, CA 92513

EIGHTH: The name and address of each incorporator is:

Name	Address

William H. Lear	3125 Myers St.
Riverside, CA 92513

Vera Schneider	3125 Myers St.
Riverside, CA 92513

Dated November 26, 1991

/s/ William H. Lear
William H. Lear, Incorporator

/s/ Vera Schneider
Vera Schneider, Incorporator

CORPORATION SYSTEM, having been designated to act as statutory agent, hereby consents to act in that capacity until it is removed, or submits its resignation, in accordance with the Arizona Revised Statutes.

C T CORPORATION SYSTEM

By:	/s/ Thomas C. Totaro
Thomas C. Totaro,
Assistant Secretary

CONSENT TO USE OF NAME

Fleetwood Homes of California, Inc., a corporation organized under the laws of the State of California, hereby consents to the organization of Fleetwood Homes of Arizona, Inc. in the State of Arizona.

IN WITNESS WHEREOF, the said Fleetwood Homes of California, Inc. has caused this consent to be executed by its vice president and attested under its corporate seal by its asst secretary, this 26th day of November 1991.

FLEETWOOD HOMES OF CALIFORNIA, INC.

	By:	/s/ William H. Lear
William H. Lear
Vice President

Attest:

/s/ Paul M. Bingham
Paul M. Bingham
Asst Secretary

(SEAL)